UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2015

Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2015, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) issued a press release announcing that Lance F. Drummond has been elected to Freddie Mac’s Board of Directors (the Board), effective as of July 13, 2015. Drummond has been appointed to serve on the Audit Committee and the Nominating and Governance Committee of the Board.

A copy of the press release is filed as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Drummond, age 60, is a senior business leader with extensive experience specializing in business transforming strategy development and execution, operations, technology and process re-engineering. Drummond served as executive vice president, operations and technology for TD Canada Trust from 2011 to 2014. Prior to joining TD, he was executive vice president of human resources and shared services at Fiserv Inc. from 2009 to 2011. Before joining Fiserv he was senior vice president and supply chain executive, service and fulfillment executive for global technology and operations and eCommerce and ATM executive at Bank of America from 2002 to 2008. He began his career at Eastman Kodak Company, where he held a variety of positions from 1976 to 2002, including serving from 1998 to 2002 as chief operating officer and corporate vice president, Kodak Professional Division.

Drummond will receive compensation as a non-executive director of Freddie Mac as described in Freddie Mac’s Form 10-K filed on February 19, 2015.

Freddie Mac has entered into an indemnification agreement with Drummond, effective as of July 13, 2015. A copy of the form of indemnification agreement is attached as Exhibit 10.2 to Freddie Mac’s Report on Form 8-K filed on December 23, 2008 and is incorporated herein by reference. For a description of this indemnification agreement, see Freddie Mac’s Form 10-K filed on February 19, 2015.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press release, dated July 16, 2015, issued by Freddie Mac

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Donald H. Layton
Donald H. Layton
Chief Executive Officer

Date: July 16, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release, dated July 16, 2015, issued by Freddie Mac